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                                 EXHIBIT 10.121


                                    AGREEMENT

     This Agreement is made as of the 2nd day of April 1998, by and between Russ Berrie and Company, Inc., a New Jersey corporation, with offices at 111 Bauer Drive, Oakland, NJ 07436 ("Company"), and Paul Cargotch, residing at 45 Knob Hill Road, Morganville, NJ 07751 ("Executive").

     WHEREAS, the Executive is employed by the Company as Executive Vice President; and

     WHEREAS, the Executive and the Company have agreed as follows in connection with the Executive's continued employment with the Company:

     "In the event of a change of control of the Company, it is agreed that the Executive will be entitled to be employed at his then compensation level for a period of three (3) years, but in no event shall the aggregate present value of such compensation paid exceed an amount, the present value of which is equal to $1 less than three times the Executive's average compensation over the five calendar years preceding the year in which the Change of Control occurs. A 'Change of Control' shall be deemed to occur on the date on which (i) any Person, directly or indirectly (through a subsidiary or otherwise), acquires, individually or as part of a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), a majority of the outstanding voting securities of the Company, (ii) a merger, consolidation or similar transaction involving the Company or acquisition of all or substantially all of the Company's assets occurs, after which any Person, directly or indirectly, owns beneficially (as defined in Rule 13d-3 under the 1934 Act), individually or as a group, a majority of the outstanding voting securities of the Company or its successor, or (iii) a majority of the board of directors of the Company or its successor ceases to be composed of the directors of the Company as of the date hereof or persons nominated or elected by Russell Berrie or by those directors or by directors nominated or elected by those directors. 'Person' shall mean any person, corporation, partnership, association or other entity other than Russell Berrie, members of his family (as defined in Section 267 of the Internal Revenue Code), or corporations, partnerships, associations, trusts, The Russell Berrie Foundation, The Russell Berrie 1991 Trust as amended, or other entities owned or controlled by or for the benefit of any of them."

     This Agreement does not represent any change in the employment status of the Executive as an "at will" employee who may be terminated at any time, with or without cause, or create any term of employment for the Executive, except as to those rights specifically provided above relating to a change of control of the Company.

                                        Russ Berrie and Company, Inc.

                                        By /s/ Russell Berrie
                                           --------------------------------
                                           Russell Berrie


                                           /s/ Paul Cargotch
                                           --------------------------------
                                           PAUL CARGOTCH